Exhibit 10.9

Taliera Corporation

                                     , 2006

eSkye Solutions, Inc.
250 E. 96th Street
Suite 415
Indianapolis, IN 46240

Gentlemen:

        This letter will confirm our agreement that, commencing on the effective date ("Effective Date") of the registration statement for the initial public offering ("IPO") of the securities of Taliera Corporation (the "Company") and continuing until the consummation by the Company of a "Business Combination" (as described in the Company's IPO prospectus), eSkye Solutions, Inc. shall make available to the Company certain limited administrative, technology and secretarial services, as well as the use of certain limited office space, as may be required by the Company from time to time, situated at 250 E. 96thStreet, Suite 415, Indianapolis, IN 46240 (or any successor location). In exchange therefore, the Company shall pay eSkye Solutions, Inc. the sum of $7,500 per month on the Effective Date and continuing monthly thereafter.

Very truly yours,
TALIERA CORPORATION
By:
	Name:	By:
	Title:	By:
AGREED TO AND ACCEPTED BY:
ESKYE Solutions, Inc.
By:
Name:
Title: